EXHIBIT 3.(i)
                       MAIL TO: SECRETARY OF STATE
                          CORPORATIONS SECTION
                        1560 BROADWAY, SUITE 200
                            DENVER, CO 80202
                             (303) 894-2251
                           FAX (303) 894-2242
PLEASE INCLUDE A TYPED                                FOR OFFICE USE ONLY
SELF-ADDRESSED ENVELOPE
                                                       951011029   $50.00
MUST BE TYPED                                          SECRETARY OF STATE
FILING FEE $50.00                                        01-30-95 10:20
MUST SUBMIT TWO COPIES

                        ARTICLES OF INCORPORATION

Name   L.P.R. CYBERTEK, INCORPORATED
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Principal Street Address   19000 E MANSFIELD DR AURORA, CO 80013-5636
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Cumulative voting shares of stock is authorized.  Yes [X]   No [ ]

If duration is less than perpetual enter number of years
                                                        --------------

Preemptive rights are granted to shareholders.  Yes [X]   No [ ]

Stock information: (if additional space is needed, continue on a separate sheet of paper.)

Stock Class Common       Authorized Shares 1000        Par Value $0.0001
           -----------                    ----------            ---------
Stock Class              Authorized Shares             Par Value
           -----------                    ----------            ---------

The name of the initial registered agent and the address of the registered office is: (Corporations use last name space)

Last Name   LALANDE            First & Middle Name    JULIE C.
         ---------------------                    -------------------------

Street Address   15451 E WYOMING DR UNIT D AURORA, CO 80017
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Signature of Registered Agent   /s/ JULIE C. LALANDE
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These articles are to have a delayed effective date of:
                                                       ------------------

Incorporators: Names and addresses (if more than two, continue on a separate sheet of paper.

               NAME                          ADDRESS

     PATRICK ROBERT LALANDE        19000 E MANSFIELD DR AURORA, CO  80013
-------------------------------    ---------------------------------------

     CHARLES LESLIE BURTON         2900 S UINTA ST DENVER, CO 80231
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Incorporators who are natural persons must be 18 years or more.  The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature /s/ PATRICK R. LALANDE   Signature /s/ CHARLES L. BURTON
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